Exhibit 99.1

UPDATED: SHARPLINK DEMONSTRATES STRONG GROWTH MOMENTUM IN THIRD QUARTER 2025 AS IT ADVANCES EXECUTION OF ETH TREASURY STRATEGY

Management to Host Conference Call on Thursday, November 13, 2025 at 8:30 AM ET

MINNEAPOLIS, MN – November 12, 2025 – SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and prominent industry advocate of Ethereum adoption, today announced its financial results for the third quarter ended September 30, 2025, and provided key highlights relating to the continued execution of its ETH treasury strategy.

“The third quarter of 2025 marked our first full quarter executing on SharpLink’s ETH treasury strategy, and the results clearly validate our execution. To date, we’ve deployed nearly all of our ETH holdings into productive, yield-generating staking, while maintaining disciplined risk management. Moreover, we recently announced that we intend to allocate $200 million in ETH for deployment on Consensys’ Linea platform via ether.fi and EigenCloud to responsibly generate enhanced Ethereum DeFi yields. Importantly, we’ve doubled our ETH per share concentration from 2.0 to 4.0 since inception of the treasury and continue to focus on long-term value accretion for our stockholders,” stated Joseph Chalom, Co-CEO of SharpLink.

Third Quarter 2025 Highlights

●	Total revenue increased to approximately $10.8 million in Q3 2025, up more than 1,100% from $0.9 million reported for the three months ended September 30, 2024, driven by strong performance from SharpLink’s actively managed ETH treasury.

●	Net income rose sharply to approximately $104.3 million, or $0.62 per fully diluted share, for the three months ended September 30, 2025, compared to a net loss of approximately $885,000, or $(3.02) per fully diluted share, in the prior year’s third quarter period.

●	The Company’s ETH holdings totaled approximately 817,747 ETH[1] as of September 30, 2025, increasing to 861,251 ETH[2] as of November 9, 2025.

●	Crypto assets totaled approximately $3.0 billion and cash on hand was $11.1 million with $26.7 million in USDC stablecoins at September 30, 2025.

1 Total ETH holdings are comprised of 580,841 native ETH and 236,906 liquid staking (“LsETH”).

2 Total ETH holdings are comprised of 637,752 native ETH and 223,499 as-if-redeemed LsETH.

Key Operational Highlights

●	In August, SharpLink’s Board of Directors authorized a $1.5 billion stock repurchase program providing for the repurchase of up to $1.5 billion of SharpLink’s outstanding shares of common stock. As of September 30, 2025, the Company had repurchased 1,938,450 shares of its common stock for $31.6 million.

●	In September, Superstate and SharpLink partnered to launch tokenized SBET on Ethereum.

●	In mid-October, the Company announced the pricing of a $76.5 million registered direct offering priced at a 12% premium to SharpLink’s closing share price on October 15, 2025, and at a premium to the net asset value of its then-current ETH holdings.

●	In October, the Company expanded its executive leadership team with the appointments of FalconX and Bridgewater alum, Matthew Sheffield, as Chief Investment Officer; Former Bain Capital Crypto Head of Marketing, Mandy Campbell, as Chief Marketing Officer; and Consensys and JPMorgan veteran, Michael Camarda, as Chief Development Officer.

●	In late October, SharpLink announced a collaboration to deploy $200 million of its ETH treasury holdings on Consensys’ Linea, a zkEVM Layer 2 network, via ether.fi and EigenCloud to unlock enhanced Ethereum DeFi yields.

“SharpLink is pioneering a new model for publicly traded ETH treasury companies – one that marries the agility of an active asset manager with the transparency of a public company,” continued Chalom. “Our ability to dynamically manage capital, pursue sophisticated compounding yield strategies and partner with many of the most revered names in the Ethereum ecosystem, puts SharpLink in pole position as the Ethereum institutional supercycle accelerates.”

Conference Call Details

SharpLink’s executive team will host a conference call, followed by a question-and-answer period, tomorrow morning, Thursday, November 13, 2025, beginning at 8:30 AM ET. Please use one of the following methods to access to the call:

Toll-free dial-in number: (877) 407-2988

International dial-in number: (201) 389-0923

Webcast: SharpLink’s Q3 2025 Earnings Call

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active 15 minutes before the scheduled start time. A telephonic replay will be available approximately three hours after the conference call concludes through Thursday, November 27, 2025.

Toll-free replay number: (877) 660-6853

International replay number: (201) 612-7415

Replay ID: 13756869

A link to the live webcast and replay will also be available at https://investors.sharplink.com.

For more detailed information, please refer to the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 filed with the U.S. Securities and Exchange Commission, and accessible at www.sec.gov or on SharpLink’s website found at www.sharplink.com.

About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming, Inc. (Nasdaq: SBET) is one of the world’s largest publicly traded companies to adopt ETH as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to Ethereum, the world’s leading smart-contract platform and second largest digital asset. Learn more at www.sharplink.com.

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, goals and expectations regarding the Company’s strategy and potential partnerships, and other statements accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words, but the absence of these words does not mean that a statement is not forward-looking. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to repurchase additional shares of SharpLink’s common stock through its stock repurchase program, potential use of the Company’s ATM facility, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of the crypto assets below the cost value at which the Company’s crypto assets are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

CONTACT:

SharpLink’s Investor Relations Contact:

Sean Mansouri, CFA or Aaron D’Souza | Elevate IR

Phone: (720) 330-2829

Email: ir@sharplink.com

SharpLink’s Media Contact:

Email: media@sharplink.com